Exhibit 99.2

Wheeling-Pittsburgh Corporation Provides Additional Comments To Today’s SEC Filings

WHEELING, W.Va., Aug. 9 /PRNewswire-FirstCall/ — Wheeling Pittsburgh Corporation today filed its second-quarter financial results with the U.S. Securities and Exchange Commission (SEC). In this information, we reported a second-quarter EBITDA loss of $26 million, which was consistent with our revised guidance provided on June 29th.

In connection with the Esmark Incorporated merger, we also submitted a revised S-4 filing with the SEC. This document needs to be approved by the SEC before the vote on the proposed merger with Esmark can take place. The following comments are attributed to James P. Bouchard, Chairman and Chief Executive Officer of Wheeling-Pittsburgh Corporation:

In this filing, we report financial performance and cash utilization in the year to date. This performance arises, in large part, out of the reduced margin between selling prices for our products (which were lower than expected) and scrap costs which have been rising significantly throughout the year. As a spot player, selling price and scrap cost changes impact us more quickly and dramatically than other companies which have more contracts in these areas.

We were also adversely impacted by the unplanned outages in our Electric Arc Furnace during the month of April, which we also disclosed in or first- quarter earnings release and conference call.

The combination of these historic losses and our current outlook lead us to believe that we will likely not be in compliance with the fixed charge coverage ratio under our Term Loan Agreement when it is calculated in April, 2008.

This is a projected event of default which, as has occurred once before, has caused us to reclassify our liabilities to our lenders as current. It is important to note that we are not in default. We have not missed any payments to any of our lenders. The opposite is the case. When we raised money in March of this year, we used $37.5 million of it to prepay our Term Loan Agreement through June 2008. We have obtained waivers from such financial covenants in the past and, if and when these covenants become relevant, we expect to do so again.

Our independent auditor, PriceWaterhouseCoopers, has concluded that based upon generally accepted auditing standards, they were required to include an explanatory paragraph in their report which states that, in their opinion, there is substantial doubt about our ability to continue as a going concern. This conclusion was reached by them because, unlike us, they are unable to consider the possibility of other actions which we could take which would alleviate the situation.

First and foremost, among these possible actions is the proposed merger with Esmark, which will infuse between $50 to $200 million of fresh equity into the combined company. We expect to refinance our revolving credit facility in connection with the merger, which should provide substantial additional liquidity. The merger also brings to Wheeling Pitt the cash flow from the Esmark companies . Post merger there is a also material improvement of the combined company balance sheet. The merger is proceeding as planned under all of the terms and conditions agreed to by the Boards of Wheeling Pitt and Esmark Our SEC filing, despite its negative disclosures, is an important step to achieving the merger.

In addition, we have negotiated a long term strategic slab relationship with E2 Acquisition Corp to purchase large volumes of slabs from Sparrows Point at below current market prices. These purchases would begin upon closing of the Sparrows Point acquisition and the logistics are being worked on at this time. Additionally, we have:

•	entered into a vendor relationship with Tube City which has brought stability to our scrap supply situation;

•	received a proposal to refinance our bank borrowings before the merger; and

•	put in place a $125 million “shelf” registration statement which would enable us to raise additional debt or equity on relatively short notice.

We also have recently been awarded a verdict in excess of $225 million in the Massey coal supply litigation. This recovery will eventually provide a material improvement to our balance sheet.

Our liquidity at the end of July was $39 million under our revolver credit facility and we have $14 million in cash. These are materially higher levels of liquidity than existed when the current management team assumed their positions. And, as previously noted, we have prepaid our long term bank debt through June 2008. In short, we have had and will continue to face challenges. We are fully confident in our plan and our ability to overcome these challenges and, pending our merger with Esmark, will continue to implement our strategic acquisition and growth initiatives.

Forward-Looking Statements Cautionary Language

This press release contains forward-looking statements. These forward- looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, factors relating to (i) the risk that the conditions to closing under the purchase agreement for the Sparrows Point facility may not be satisfied, (ii) the risk that Wheeling-Pittsburgh and E2 Acquisition Corporation may not be able to finalize definitive terms for certain supply agreements, including a slab supply agreement, (iii) the risk that Wheeling-Pittsburgh and/or Esmark Incorporated will derive any benefits from its minority ownership position in E2 Acquisition Corporation, (iv) in other risks identified in “Item 1A -Risk Factors” section of Wheeling-Pittsburgh’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports and filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Wheeling-Pittsburgh’s views only as of today and should not be relied upon as representing its views as of any subsequent dates. While Wheeling-Pittsburgh may elect to update forward-looking statements from time to time, it specifically disclaims any obligation to do so.

In connection with the proposed business combination of Wheeling- Pittsburgh Corporation (“Wheeling-Pitt”) and Esmark Incorporated (“Esmark”), Clayton Acquisition Corporation (“New Esmark”) has filed with the SEC a registration statement on Form S-4 and related preliminary proxy statement with the SEC. Stockholders of Wheeling-Pitt and Esmark are urged to read the registration statement, proxy statement/prospectus and any other relevant documents, including the definitive proxy statement/prospectus, filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information, including information on the proposed transaction as well as participants and their interests in the Company and Esmark. Stockholders will be able to obtain a free copy of the registration statement and related proxy statement/prospectus, as well as other filings containing information about Wheeling-Pitt and Esmark, at the SEC’s website at http://www.sec.gov. New Esmark, Wheeling-Pitt, Esmark and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Wheeling-Pitt in connection with the proposed business combination transaction. Information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the registration statement and related preliminary proxy statement. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Wheeling-Pittsburgh:

Wheeling-Pittsburgh is a steel company engaged in the making, processing and fabrication of steel and steel products using both integrated and electric arc furnace technology. The Company manufactures and sells hot rolled, cold rolled, galvanized, pre-painted and tin mill sheet products. The Company also produces a variety of steel products including roll formed corrugated roofing, roof deck, floor deck, bridgeform and other products used primarily by the construction, highway and agricultural markets.

Web site: http://www.wpsc.com/

Company News On Call: http://www.prnewswire.com/comp/967451.html

CONTACT: Dennis Halpin of Wheeling-Pittsburgh Steel Corporation,

+1-304-234-2421